Exhibit 23.1


                                                                    Deloitte
                                                                    & Touche



                       Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form F-3, dated 29 July 2003, of Cambridge Antibody Technology Group plc, of of our report dated 15 November 2002, appearing in the Annual Report on Form 20-F of Cambridge Antibody Technology Group plc for the year ended September 30, 2002 and to the reference to us under the heading "Experts" in the Form F-3.


/s/ Deloitte & Touche
------------------------
Deloitte & Touche
Cambridge
29 July 2003